Putnam International New Opportunities Fund, September 30,
2004, annual report


Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

Q4b Market timing disclosure
For the period ended September 30, 2004, Putnam Management has assumed $62,068 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 	Class A	3,865
		Class B	646
		Class C	17

72DD2	Class M	97
		Class R	-
		Class Y	-

73A1		Class A	0.087
		Class B	0.018
		Class C	0.010

73A2		Class M	0.037
		Class R	0.086
		Class Y	-

74U1		Class A	42,754
		Class B	23,211
		Class C	1,410

74U2		Class M	1,889
		Class R	1
		Class Y	-

74V1		Class A	10.34
		Class B	9.67
		Class C	9.97

74V2		Class M	9.92
		Class R	10.34
		Class Y	-